AMENDMENT
TO THE SECURITIES PURCHASE AGREEMENT AND $88,000 PROMISSORY NOTE DATED SEPTEMBER 2, 2016

The parties agree that the Securities Purchase Agreement and $88,000 Promissory Note by and between Integral Technologies, Inc. ("Company") and Lucas Hoppel ("Holder") is hereby amended as follows:

Maturity Date: The Maturity Date shall be extended to January 30th, 2017.

Inducement Shares: The Holder will receive 500,000 shares of the Company's restricted common shares with the understanding that these shares will tack back to the original date of funding.

ALL OTHER TERMS AND CONDITIONS OF THE 88,000 PROMISSORY NOTE REMAIN IN FULL FORCE AND EFFECT.

Please indicate acceptance and approval of this amendment dated December 13th, 2016 by signing below:

Doug Bathauer
Integral Technologies, Inc.
Chief Executive Officer

Lucas Hoppel